UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 6, 2017

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On July 6, 2017, the Superior Court of California, Los Angeles County (the “Superior Court”) granted final approval of the Class Action Settlement and Release Agreement with Plaintiffs Jennifer Augustus, Delores Hall, Emanuel Davis, and Carlton Anthony Waite, on behalf of themselves and the settlement class members (the “Settlement Agreement”) in connection with the previously disclosed Consolidated Cases of Augustus, Hall, and Davis, et al. v. American Commercial Security Services, filed July 12, 2005, in the Superior Court of California, Los Angeles County (the “Augustus case”). The Settlement Agreement provides for the settlement of the Augustus case on a class-wide basis for $110.0 million. In addition to the $110.0 million, the Company will also pay an estimated additional $6.3 million related to payroll taxes. Pursuant to the terms of the Settlement Agreement, the Company will fund the first payment of $55.0 million of the settlement by July 20, 2017 and fund the remaining $55.0 million and the payroll tax amount by September 1, 2017.  We expect to fund the payments from operating cash flows and from our available line of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: July 7, 2017	By:	/s/ Barbara L. Smithers
Barbara L. Smithers
Vice President, Deputy General Counsel and Assistant Secretary